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                                                                  EXHIBIT 5
                         PATRICK R. SUGHROUE, P.C.

                          3777 Sparks Drive S.E.
                                Suite 130
                          Grand Rapids, MI 49546

Patrick R. Sughroue
Ethan M. Powsner               ------------             Tel: (616) 940-3399
  --------------                                        Fax: (616) 940-3592
Angela J. Pearson, Legal    A PRIMERUS LAW FIRM       E-mail: prspc@aol.com
  Assistant

                               July 2, 1998


Energy Search, Incorporated
280 Fort Sanders West Boulevard, Suite 200
Knoxville, Tennessee 37922

     RE:  REGISTRATION STATEMENT OF FORM S-3
          1,834,235 SHARES OF COMMON STOCK

Gentlemen:

          As counsel to Energy Search, Incorporated, a Tennessee corporation (the "Company"), I have acted as counsel to the Company in connection with the Company's Registration Statement of Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 1,834,235 shares (the "Shares") of Common Stock, no par value.

          In such capacity I have examined the Company's Charter and Bylaws and such other corporate records of the Company, documents and certificates of public officials and others as I have deemed necessary as a basis for the opinion hereinafter expressed.

          Based upon the foregoing and having regard for such legal considerations as I deem relevant, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" therein.

                              Very truly yours,

                              PATRICK R. SUGHROUE, PC

                              /s/Patrick R. Sughroue
                              Patrick R. Sughroue